UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2024

908 Devices Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39815	45-4524096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Summer Street

Boston, MA  02210

(Address of principal executive offices, including zip code)

(857) 254-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MASS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On April 29, 2024, 908 Devices Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with CAM2 Technologies, LLC, a Connecticut limited liability company (d/b/a RedWave Technology) (“RedWave”), CAM3 HoldCo, LLC, a Connecticut limited liability company (“Seller Entity”), each of the holders of outstanding equity interests of Seller Entity (the “Beneficial Sellers”, together with the Seller Entity, the “Sellers”), and Jon Frattaroli, in his capacity as a guarantor for a Beneficial Seller that is an entity pursuant to Section 10.14 of the Purchase Agreement (the “Indirect Beneficial Seller”). RedWave is a provider of portable FTIR spectroscopic analyzers for rapid chemical identification of bulk materials.

Pursuant to the Purchase Agreement, Company purchased, all of Seller Entity’s right, title and interest in and to all of the issued and outstanding equity interests of RedWave (the “Transaction”), in exchange for an initial payment of $45.0 million in cash (the “Cash Consideration”), and 1,497,171 unregistered shares of common stock, par value $0.001, of the Company (the “Company Common Stock”), which reflects closing adjustments relating to working capital, cash and debt adjustments as set forth in the Purchase Agreement (the “Closing Shares” and together with the Cash Consideration, the “Closing Consideration”). The Cash Consideration is subject to additional working capital, cash, debt, and transaction expense adjustments as set forth in the Purchase Agreement. The Purchase Agreement also provides that approximately $4.5 million of the Cash Consideration will be placed into an indemnification escrow account for a 12-month period following the Closing Date (as defined below) to settle certain claims for indemnification for breaches or inaccuracies in RedWave’s representations and warranties, covenants, and agreements. The Transaction closed on April 29, 2024 (the “Closing Date”), at which time RedWave became a wholly-owned subsidiary of the Company.

Pursuant to the Purchase Agreement, the Company may also be obligated to issue up to an additional 4,000,000 unregistered shares of Company Common Stock (the “Earnout Shares” and, together with the Closing Shares, the “Shares”) as contingent consideration based on the amount of revenue the Company generates from the sale of certain RedWave products and services (“Earnout Revenue”) during the 2-year period from May 1, 2024 through April 30, 2026 (the “Earnout Period”) as provided in the Purchase Agreement (the “Earnout Milestone”). If the Earnout Revenue achieved during the Earnout Period is at least $37 million, the Company will be obligated to issue at least 1,000,000 Earnout Shares, which number of Earnout Shares will be increased based on the amount of Earnout Revenue achieved during the Earnout Period as provided in the Purchase Agreement, up to a maximum of 4,000,000 Earnout Shares for Earnout Revenue equal to or greater than $45 million. The Earnout Revenue also may include certain qualified bookings credit for certain RedWave products in the event that Earnout Revenue is otherwise above $37 million. No Earnout Shares will be issued if the Earnout Revenue achieved during the Earnout Period is less than $37 million.

The Transaction and the Purchase Agreement were unanimously approved by the board of directors of the Company, the members of Seller Entity and the Seller Entity in its capacity as the sole member of RedWave. The Purchase Agreement contains customary representations, warranties, and covenants by each of the parties. Certain of the Beneficial Sellers are also subject to customary non-competition, non-solicitation and non-disparagement covenants for a period of up to 5 years following the Closing Date.

In connection with the Transaction, each of the Beneficial Sellers and certain Seller Entity bonus recipients receiving Closing Shares entered into a lock-up agreement (the “Lock-Up Agreement”) with the Company, pursuant to which each Beneficial Seller and each such Seller Entity bonus recipient agrees not to sell or transfer the Closing Shares for a 180-day lockup period following the Closing Date, subject to customary exceptions.

There are no material relationships among the Company and RedWave or any of their respective affiliates or any of the other parties to the Purchase Agreement or the related ancillary agreements, other than in respect of such agreements.

The foregoing descriptions of the Purchase Agreement and Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Lock-Up Agreement, respectively, which are filed with this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 10.1, respectively, and each of which incorporated by reference herein in their entirety.

The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company or RedWave. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the various parties to the Purchase Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or RedWave or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sale of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Furthermore, subject to the achievement of the Earnout Milestone, the Company may issue up to 4,000,000 unregistered shares of its Common Stock as Earnout Shares, based on the level of achievement of the Earnout Milestone pursuant to the terms of the Purchase Agreement and as set forth in Item 1.01.

The Closing Shares that will be issued upon the closing of the Transaction and the Earnout Shares, if any, to be issued after the closing of the transaction, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On April 30, 2024, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of RedWave required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information,

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Equity Purchase Agreement dated as of April 29, 2024, by and among 908 Devices Inc., CAM2 Technologies, LLC (d/b/a RedWave Technologies), CAM3 HoldCo, LLC, each of the Beneficial Sellers named therein and the Indirect Beneficial Seller named therein.

10.1	Form of Lock-Up Agreement

99.1	Press Release issued by 908 Devices Inc. on April 30, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

908 DEVICES INC.

Date: April 30, 2024	By:	/s/ Michael S. Turner
Name: Michael S. Turner
Title: Chief Legal and Administrative Officer